SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1993


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 29, 1996

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                            F&M NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



         VIRGINIA                         0-5929                54-0857462
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organization)         File Number)         Identification No.)

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                                38 ROUSS AVENUE
                           WINCHESTER, VIRGINIA 22601
          (Address of principal executive offices, including zip code)

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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (540) 665-4200


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 29, 1996, F&M National Corporation, a Virginia corporation ("F&M"), acquired FB&T Financial Corporation, Fairfax, Virginia ("FB&T"), through the statutory merger of FB&T with and into F&M (the "Merger"). The Merger was accounted for as a pooling of interests business combination. F&M issued 2,518,087 shares of common stock for all the outstanding common shares of FB&T. The exchange ratio was 1.983 shares of F&M common stock for each share of FB&T common stock outstanding on March 29, 1996. F&M reserved an additional 172,723 shares of common stock for issuance in connection with the exercise of employee stock options assumed by F&M in the Merger. Upon consummation of the Merger on March 29, 1996, F&M had outstanding a total of 19,095,859 shares of common stock.

         FB&T was the holding company for Fairfax Bank & Trust Company, a Virginia chartered banking corporation with eleven banking offices in the Fairfax and Prince William County area of Northern Virginia. Fairfax Bank & Trust will continue to carry on its banking business in substantially the same manner as before the Merger.

         For additional information concerning the Merger, reference is made to the Registration Statement on Form S-4 (No. 333-363) filed by F&M and declared effective on March 1, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of the Business Acquired

         The consolidated financial statements of FB&T are included in Exhibit
99.1 of this filing and include the consolidated balance sheets of FB&T and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1995, and the report of Thompson, Greenspon & Co., independent auditors, dated January 26, 1996 thereon.

         (b)      Pro Forma Financial Information

         Pro forma condensed financial information regarding the Merger is included in Exhibit 99.2 of this filing.

         (c)      Exhibits

         Exhibit 99.1: Consolidated financial statements of FB&T as of December 31, 1995 and for the period then ended.

         Exhibit 99.2: Pro forma condensed financial information regarding the Merger.

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SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      F&M NATIONAL CORPORATION



Date:    April 11, 1996                By:  /s/  ALFRED B. WHITT
                                            Alfred B. Whitt
                                            Senior Vice President and Secretary